INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into on __________, 2003 between D.L. BABSON BOND TRUST, a Delaware statutory trust (the "Trust"), and JONES & BABSON, INC., a Missouri corporation (the "Adviser").

                                    RECITALS

     WHEREAS, the Trust is an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to create separate series, each with its own separate investment portfolio; and

     WHEREAS, the Trust desires to retain the Adviser, which is a registered investment adviser under the Investment Advisers Act of 1940, as amended, to act as investment adviser for each series of the Trust listed in Schedule A attached hereto, and to manage each of their assets.

     NOW, THEREFORE, the Trust and the Adviser do mutually agree and promise as follows:

     1. EMPLOYMENT.

     (a) The Trust hereby appoints Adviser as investment adviser for each series of the Trust listed on Schedule A attached hereto (each, a "Portfolio" or, collectively, the "Portfolios"), and Adviser accepts such appointment. Subject to the supervision of the Trust's Board of Trustees and the terms of this Agreement, the Adviser shall act as investment adviser for and manage the investment and reinvestment of the assets of each Portfolio. The Adviser shall discharge the foregoing responsibilities subject to the control of the Trust's Board of Trustees and in compliance with such policies as the Board of Trustees may from time to time establish, and in compliance with the objectives, policies,  and  limitations  for each  Portfolio  set forth in such  Portfolio's prospectus(es) and statement of additional information, as amended or supplemented from time to time, and applicable laws and regulations. The Adviser shall (i) provide for use by the Trust, at the Adviser's expense, office space and all necessary office facilities, equipment and personnel for servicing the investments of each Portfolio, (ii) pay the salaries and fees of all officers and trustees of the Trust who are "interested persons" of the Adviser as such term is defined in the 1940 Act, and (iii) pay for all clerical services relating to research, statistical and investment work.

     (b) The Adviser is authorized, with respect to any one or more Portfolios, to delegate any or all of its rights, duties and obligations under this Agreement (subject in any event to all of the limitations, terms and conditions applicable to the Adviser hereunder) to one or more sub-advisers, and may enter into agreements with sub-advisers, and may replace any such sub-advisers from time to time in its discretion, in accordance with the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission (the "SEC"), and if applicable, exemptive orders or similar relief granted by the SEC, upon receipt of approval of such sub-advisers by the Trust's Board of Trustees and by each affected Portfolio's shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief). The Adviser shall oversee the performance of any sub-adviser engaged hereunder. However, the Adviser shall not be accountable to the Trust or to any Portfolio for any loss or liability relating to specific investment decisions made solely by any sub-adviser. The Adviser may not terminate any sub-advisory agreement relating to a Portfolio of the Trust without approval by a majority of the Trust's independent Trustees.

     (c) The services of the Adviser to each Portfolio and the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others as long as its services for others do not in any way hinder, preclude or prevent the Adviser from performing its duties and obligations under this Agreement.

     2. ALLOCATION OF BROKERAGE.

     (a) The Adviser is authorized, subject to the supervision of the Trust's Board of Trustees and consistent with any policies and procedures the Board of Trustees may from time to time adopt, to place orders for the purchase and sale of securities and to negotiate commissions to be paid on such transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Portfolios and is directed to use its best efforts to obtain the best net results as described in the Trust's statement of additional information.

     (b) Subject to the appropriate policies and procedures approved by the Trust's Board of Trustees, the Adviser may, on behalf of each Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Adviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the Trust and the accounts as to which the Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and other applicable state and federal laws, and (iii) in the opinion of the Adviser, the total commissions paid by a Portfolio will be reasonable in relation to the benefits to such Portfolio over the long term. In addition, subject to seeking the most favorable price and best execution available, the Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers. Subject to seeking the most favorable price and execution, the Board of Trustees may cause the Adviser to effect transactions in portfolio securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment; or (ii) finance activities that are primarily intended to result in the sale of the Trust's shares.

     (c) When the Adviser deems the purchase or sale of a security to be in the best interest of one or more Portfolios as well as other of its clients, the Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to each affected Portfolio and its other affected clients.

     3. EXPENSES. Each Portfolio will pay all its expenses and the Portfolio's allocable share of the Trust's expenses, other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by a Portfolio shall include, without limitation, interest charges, taxes, brokerage commissions and similar expenses, distribution and shareholder servicing expenses, expenses of issue, sale, repurchase or redemption of shares, expenses of registering or qualifying shares for sale, expenses of printing and distributing prospectuses to existing shareholders, charges of custodians (including sums as custodian and for keeping books and similar services of the Portfolios), transfer agents (including the printing and mailing of reports and notices to shareholders), registrars, auditing and legal services, clerical services related to recordkeeping and shareholder relations, printing of share certificates, fees for trustees who are not "interested persons" of the Adviser, and other expenses not expressly assumed by the Adviser under Paragraph 1(a) above or under any other agreement. Anything to the contrary herein notwithstanding, the Adviser may at any time and from time to time assume or reimburse any expense payable by a Portfolio pursuant to this Agreement.

     4. AUTHORITY OF ADVISER. The Adviser shall for all purposes herein be considered an independent contractor and shall not, unless expressly authorized and empowered by the Trust or any Portfolio, have authority to act for or represent the Trust or any Portfolio in any way, form or manner. Any authority granted by the Trust on behalf of itself or any Portfolio to the Adviser shall be in the form of a resolution or resolutions adopted by the Board of Trustees of the Trust.

     5. COMPENSATION OF ADVISER. For the services to be furnished by the Adviser hereunder, each Portfolio listed in Schedule A shall pay the Adviser, and the Adviser agrees to accept as full compensation for all services rendered hereunder, an Advisory Fee. The Advisory Fee shall be calculated by applying a daily rate, based on the annual percentage rates as set forth in Schedule B of the net asset value of the Portfolio determined and payable as of the close of business on each business day. Anything to the contrary herein notwithstanding, the Adviser may at any time and from time to time waive any part or all of any fee payable to it pursuant to this Agreement.

     6. STANDARD OF CARE; INDEMNIFICATION.

     (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any of the Portfolios or to any shareholder for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by any Portfolio or that any Portfolio will perform comparably with any standard or index, including other clients of the Adviser, whether public or private.

     (b) The Adviser agrees to indemnify the Trust and each Portfolio with respect to any loss, liability, judgment, cost or penalty which the Trust or any Portfolio may directly or indirectly suffer or incur as a result of a material breach by the Adviser of its standard of care set forth in Paragraph 6(a). The Trust agrees to indemnify the Adviser with respect to any loss, liability, judgment, cost or penalty which the Adviser may directly or indirectly suffer or incur in any way arising out of the performance of its duties under this Agreement, except to the extent that such loss, liability, judgment, cost or penalty was a result of a material breach by the Adviser of its standard of care set forth in Paragraph 6(a).

     7. DURATION AND TERMINATION. The following shall apply with respect to the duration and termination of this Agreement:

     (a) This Agreement shall begin for each Portfolio as of the date this Agreement is first executed (provided that the Agreement is initially approved by the Trust's Board of Trustees and shareholder(s) as required by Section 15 of the 1940 Act) and shall continue in effect for two years. With respect to each Portfolio added by execution of an Addendum to Schedule A, the term of this Agreement for such Portfolio shall begin on the date of such execution and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect to the date two years after such execution. Thereafter, in each case, this Agreement shall remain in effect, for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (i) such continuation shall be specifically approved at least annually by (A) either the Trust's Board of Trustees or a majority of a Portfolio's outstanding voting securities, and in either case (B) a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party other than as Trustees of the Trust (the "Independent Trustees"), cast in person at a meeting called for that purpose; and (ii) the Adviser shall not have notified a Portfolio in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to that Portfolio. Prior to voting on the renewal of this Agreement, the Trust's Board of Trustees may request and evaluate, and the Adviser shall furnish, such information as may reasonably be necessary to enable the Trust's Board of Trustees to evaluate the terms of this Agreement.

     (b) Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to any Portfolio, without payment of any penalty, by affirmative vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of that Portfolio, as defined in Section 2(a)(42) of the 1940 Act, or by the Adviser, in each case, upon sixty (60) days' written notice to the other party and shall terminate automatically in the event of its "assignment" (as that term is defined in the 1940 Act). No assignment shall be deemed to result from any changes in the directors, officers or employees of the Adviser except as may be provided to the contrary in the 1940 Act or the rules or regulations thereunder.

     8. AMENDMENT. Except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of each applicable Portfolio (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of such Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Portfolio affected by the amendment or all Portfolios of the Trust.

     9. NOTICE. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed postpaid to the other party at the principal place of business of such party.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     11. USE OF THE ADVISER'S NAME. The Trust and each applicable Portfolio shall have the non-exclusive right to use the name Jones & Babson, Inc. only so long as the Adviser serves as the investment adviser to the Trust and each Portfolio hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.

                                       D.L. BABSON BOND TRUST


                                       By
                                       ---------------------------------------
                                       Name:
                                       Title:

                                       JONES & BABSON, INC.


                                       By
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   SCHEDULE A
                 (executed/amended most recently ________, 20__)

         The Portfolios of the Trust currently subject to this Agreement are as follows:


Name of Portfolio:                                   Date of Addition:
-----------------                                    ----------------

PORTFOLIO S

ATTEST:
D.L. BABSON BOND TRUST                   JONES & BABSON, INC.



By                                     By
-------------------------------          ---------------------------------------
Name:                                       Name:
Title:                                      Title:



PORTFOLIO L

ATTEST:
D.L. BABSON BOND TRUST                  JONES & BABSON, INC.




By                                     By
  -------------------------------        ---------------------------------------
Name:                                       Name:
Title:                                      Title:


                                   SCHEDULE B
                     (executed/amended most recently , 20 )

         Compensation pursuant to Paragraph 5 of this Agreement shall be calculated in accordance with the following schedules:

Name of Portfolio:                                   Annual Fee Rate:
-----------------                                    ---------------


PORTFOLIO S                                          .85% of average daily net
                                                     assets of the Portfolio
ATTEST:
D.L. BABSON BOND TRUST                     JONES & BABSON, INC.



By                                     By
-------------------------------          ---------------------------------------
Name:                                      Name:
Title:                                     Title:



PORTFOLIO L                                          .85% of average daily net
                                                     assets of the Portfolio

ATTEST:
D.L. BABSON BOND TRUST                  JONES & BABSON, INC.



By                                   By
  -------------------------------       ---------------------------------------
  Name:                                    Name:
  Title:                                   Title: